Exhibit 10.1

WAYFAIR INC.

WAYFAIR LLC

2.50% ACCRETING CONVERTIBLE SENIOR NOTES DUE 2025

AMENDED AND RESTATED PURCHASE AGREEMENT

dated as of

April 7, 2020

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4.7	The Indenture		7

4.8	Registration Rights Agreement; Registration Rights		8

4.9	The Underlying Securities		8

4.10	The Shares		8

4.11	No Material Changes		8

4.12	Title to Properties		9

4.13	Incorporation and Good Standing of the Company and the Guarantor		9

4.14	No Manipulation		9

4.15	Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required		9

4.16	No Violation		10

4.17	No Material Actions or Proceedings		10

4.18	Company and Guarantor are Not an “Investment Company”		10

4.19	Independent Accountants		10

4.20	Internal Controls		10

4.21	Preparation of Financial Statements		10

4.22	Disclosure Controls and Procedures		11

4.23	XBRL		11

4.24	Intellectual Property Rights		11

4.25	Insurance		11

4.26	All Necessary Permits		11

4.27	Third-Party Data		12

4.28	Compliance with Applicable Laws		12

4.29	Anti-Bribery Laws		12

4.30	OFAC		12

4.31	Money Laundering Laws		12

4.32	Privacy Laws		13

4.33	Absence of Labor Dispute		13

4.34	Compliance with Environmental Laws		13

4.35	Tax Compliance		13

4.36	ERISA Compliance		13

4.37	IT Systems		14

4.38	Brokers		15

4.39	Solvency		15

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS			15

5.1	Representations and Warranties of Purchaser		15

	5.1.1	Organization, Authority and Power	15

ii

	5.1.2	Valid and Binding Obligations	15

	5.1.3	Securities Law Matters	15

	5.1.4	Reliance Upon Purchaser’s Representations	16

	5.1.5	Exculpation	16

	5.1.6	Placement Agent	16

ARTICLE 6 ADDITIONAL COVENANTS			17

6.1	No Integration		17

6.2	Transfer Agent		17

6.3	Available Securities of Class A Common Stock		17

6.4	No Restricted Resales		17

6.5	Regulatory Filings		17

6.6	Board Rights		18

6.7	DTC		19

6.8	Debt Incurrence		19

6.9	Indemnification		20

6.10	Compliance with NYSE Rule 312.03(b)		21

6.11	Section 16 Matters		23

6.12	Efforts		23

ARTICLE 7 TERMINATION			23

7.1	Termination		23

7.2	Effect of Termination		24

ARTICLE 8 MISCELLANEOUS			24

8.1	Notices		24

8.2	Survival		26

8.3	Entire Agreement; Amendments		26

8.4	Successors and Assigns		26

8.5	Governing Law		26

8.6	Jury Trial		26

8.7	Expenses, Etc		26

8.8	Captions		27

8.9	Severability		27

8.10	Counterparts		27

8.11	No Waiver		27

8.12	Damages Waiver; Specific Performance		27

8.13	Reliance by Goldman Sachs		27

iii

2.50% ACCRETING CONVERTIBLE SENIOR NOTES DUE 2025 AMENDED AND RESTATED PURCHASE AGREEMENT

This 2.50% Accreting Convertible Senior Notes due 2025 Amended and Restated Purchase Agreement (this “Agreement”), dated as of April 7, 2020, is entered into by and among Wayfair Inc., a Delaware corporation (the “Company”), Wayfair LLC, a Delaware limited liability company, and the parties listed on Schedule I hereto (each a “Purchaser” and, collectively, the “Purchasers”) (the Company and the Purchasers being sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”), with reference to the following:

RECITALS

Each of the Parties is party to that certain 2.50% Accreting Convertible Senior Notes due 2025 Purchase Agreement (the “Original Agreement”), dated as of April 6, 2020, and the Parties desire to amend and restate the Original Agreement in the form of this Agreement to, among other things, revise the closing mechanics in order to reflect a direct funding of the Applicable Purchase Price by each Purchaser to the Company in lieu of using a third party escrow mechanic.

The Company desires to sell, and each Purchaser desires to purchase, the number of the Company’s 2.50% Accreting Convertible Senior Notes due 2025 (the “Securities”) specified opposite such Purchaser’s name in Schedule I hereto upon the terms and subject to the conditions set forth in this Agreement. The Securities will be issued pursuant to an Indenture to be dated the Closing Date (as defined below) substantially in the form set forth as Exhibit A to this Agreement (the “Indenture”), among the Company, as Issuer, Wayfair LLC, as Guarantor (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1    Defined Terms. Capitalized terms used in this Agreement (including in the Preamble and the Recitals hereto) without other definition shall have the following meanings, unless the context clearly requires otherwise:

“Affiliate” has the meaning ascribed to such term in Rule 501 under the Securities Act.

“Agreement” means this 2.50% Accreting Convertible Senior Notes due 2025 Purchase Agreement, including all Exhibits and other attachments hereto.

“Applicable Purchase Price” has the meaning ascribed to such term in Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or authorized by law to close.

“Class A Common Stock” means the Class A common stock of the Company, par value $0.001 per share.

“Closing” has the meaning ascribed to such term in Section 3.1 hereof.

“Closing Actions” has the meaning ascribed to such term in Section 3.2 hereof.

“Closing Date” has the meaning ascribed to such term in Section 3.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.

“Company” has the meaning ascribed to such term in the Preamble to this Agreement.

“Control” means, for any person, the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities or beneficial interests, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Equity-Linked Securities” has the meaning ascribed to such term in Section 6.8 hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the United States Financial Industry Regulatory Authority.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Guarantor” has the meaning ascribed to such term in the Preamble to this Agreement.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Losses” means all losses, claims, damage, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorney’s fees and expense), judgments, fines, penalties, charges and amounts paid in settlement.

“Material Adverse Effect” has the meaning ascribed to such term in Section 4.12 hereof.

“NYSE” means the New York Stock Exchange.

“Original Principal Amount” means the original principal amount per Note of $1,000.

“Party” or “Parties” has the meaning ascribed to such term in the Preamble to this Agreement.

“Public Filings” means, collectively, (i) the Company’s annual report on Form 10-K for the year ended December 31, 2019 (including any information incorporated by reference therein), (ii) the definitive proxy on Schedule 14A filed by the Company March 31, 2020 and (iii) the current report on Form 8-K filed by the Company on March 13, 2020.

“Purchaser” has the meaning ascribed to such term in the Preamble to this Agreement.

“Registration Rights Agreement” means the registration rights agreement substantially in the form set forth as Exhibit B to this Agreement.

“Revolving Credit Facility” means the revolving credit facility under the Amended and Restated Credit Agreement dated February 21, 2019 among Wayfair LLC, Wayfair Inc., each other loan party from time to time party thereto, each lender from time to time party thereto and Citibank, N.A., as Administrative Agent.

“SEC” means the U.S. Securities and Exchange Commission, or any other U.S. federal agency at the time administering the Securities Act.

“Securities” or “Security” has the meaning ascribed to such term in the Recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Solvent” has the meaning ascribed to such term in Section 4.39 hereof.

“subsidiary” means with respect to the Company and at any time, any entity at such time directly or indirectly (i) wholly or majority owned by any of the Company or any other subsidiary of the Company or (ii) Controlled by any of the Company or any other subsidiary of the Company.

“Transactions” has the meaning ascribed to such term in Section 2.1 hereof.

“Underlying Securities” has the meaning ascribed to such term in Section 2.3.

1.2    Interpretation. Except where otherwise expressly provided or unless the context otherwise necessarily requires, in this Agreement (including in the Recitals hereto):

(a)    Reference to a given Article, Section, Subsection, clause, or Exhibit is a reference to an Article, Section, Subsection, clause, or Exhibit of this Agreement.

(b)    The terms “hereof”, “herein”, “hereto”, “hereunder” and “herewith” refer to this Agreement as a whole.

(c)    Reference to a given agreement, instrument, document or law is a reference to that agreement, instrument, document or law as modified, amended, supplemented and restated through the date as of which such reference is made, and, as to any law, any successor law.

(d)    Reference to a person includes its predecessors, successors and permitted assigns.

(e)    The singular includes the plural and the masculine includes the feminine, and vice versa.

(f)     “Includes” or “including” means “including, for example and without limitation.”

(g)    References to “days” means calendar days.

(h)    Any item disclosed by a Party on any schedule to this Agreement shall be deemed to be disclosed and incorporated by reference into each other schedule or representation or warranty delivered or made by such Party in this Agreement, as though fully set forth therein.

ARTICLE 2

SUMMARY OF TRANSACTIONS

2.1    Sale and Purchase of Securities. Subject to the terms and conditions hereof, at the Closing (i) the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase and acquire, the number of Securities specified opposite such Purchaser’s name in Schedule I hereto, at a purchase price of $1,000 per $1,000 Original Principal Amount of the Securities, and (ii) the Parties shall take or cause to be taken the other actions described in Section 3.2 (collectively, the “Transactions”). Each Purchaser shall, severally and not jointly, be liable for only the purchase of the Securities that appear on Schedule I hereto that relate to such Purchaser. The Company’s agreement with each Purchaser is a separate agreement, and the sale of the Securities to be purchased by each Purchaser is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by the other Purchaser of the Securities such other Purchaser has agreed to purchase. The Company shall notify each Purchaser in writing of the account to which payment of the applicable purchase price shall be made at the Closing. Each Purchaser shall pay the applicable purchase price in immediately available funds at the Closing in accordance with Section 3.2.2, subject to the satisfaction or waiver of the conditions to closing contained herein.

2.2    Purchase Price. The amount payable by each Purchaser for all of the Securities to be purchased by such Purchaser hereunder is set forth opposite such Purchaser’s name on Schedule I hereto (such amount, as applicable to a Purchaser, the “Applicable Purchase Price”).

2.3    Underlying Securities. The Securities will be convertible into shares of Class A Common Stock on the terms, and subject to the conditions, set forth in the Indenture (as defined below). The shares of Class A Common Stock into which the Securities are convertible are referred to herein as the “Underlying Securities.”

ARTICLE 3

CLOSING AND CLOSING CONDITIONS

3.1    Time and Place of the Closing. Subject to the terms and conditions hereof, the closing of the transactions contemplated by Section 2.1 (the “Closing”) shall take place at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, at 10:00 A.M., Boston time, on the second Business Day after fulfillment or waiver of the closing conditions, or at such other time on the same or such other date as the Company and the Purchasers mutually agree (the actual date of the Closing is referred to herein as the “Closing Date”).

3.2    Actions at the Closing. At the Closing, the Company and the Purchasers (as applicable) shall take or cause to be taken the following actions (the “Closing Actions”):

3.2.1    Delivery of Securities. In exchange for the payment referenced in Section 3.2.2 below, the Company shall deliver to each Purchaser, through the facilities of the Depository Trust Company (“DTC”), the Securities to be purchased by such Purchaser hereunder.

3.2.2    Payment of Purchase Price. Each Purchaser shall pay the Applicable Purchase Price to the Company by wire transfer in immediately available funds to the account provided to each Purchaser in writing prior to the Closing.

3.2.3    Additional Actions. The Parties shall execute and deliver, or cause to be executed and delivered, all other documents, and take such other actions, in each case as shall be necessary or appropriate, to consummate the transactions contemplated hereby, all in accordance with the provisions of this Agreement.

3.3    Conditions Precedent to Obligations of each Purchaser. The obligation of each Purchaser to consummate the purchase of the Securities to be purchased by such Purchaser at Closing shall be subject to each of the following conditions, any of which conditions may be waived by such Purchaser in its sole discretion:

3.3.1    Opinions. The Company shall cause to be delivered to the Purchasers the opinion of Goodwin Procter LLP, special counsel for the Company, dated as of the Closing Date, substantially in the form set forth as Exhibit C to this Agreement.

3.3.2    NYSE Supplemental Listing of Underlying Securities. The sale by the Company of the Securities to all Purchasers and the purchase of the Securities by all Purchasers shall comply with Section 312.03(b) of the NYSE Listed Company Manual (“Rule 312.03(b)”), as a result of either the effectiveness of the waiver of application of Rule 312.03(b) described in the first sentence of Section 6.10.1 hereof or receipt of stockholders’ approval in accordance with Rule 312.03(b) as described in Section 6.10.1 through 6.10.3.

3.3.3    Indenture. The Purchasers shall have received an executed original copy of the Indenture.

3.3.4    Registration Rights Agreement. The Purchasers shall have received an executed original copy of the Registration Rights Agreement duly executed by the Company.

3.3.5    Good Standing Certificate. The Company shall cause to be delivered to the Purchasers certificates of the Secretary of State of the State of Delaware, dated not more than three business days prior to the Closing Date, to the effect that each of the Company and Wayfair LLC is validly existing and in good standing.

3.3.6    Secretary’s Certificate. The Company shall cause to be delivered to the Purchasers a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (1) the Company’s charter documents and by-laws, (2) board resolutions authorizing the issuance of the Securities, and (3) the incumbency of the officer authorized to execute this Agreement, the Indenture, the Registration Rights Agreement and the certificates evidencing the Securities, setting forth the name and title and bearing the signatures of such officer. The Guarantor shall have delivered to the Purchasers a certificate of the Secretary or Assistant Secretary of the Guarantor, certifying as to (1) the Guarantor’s certificate of formation and operating agreement, (2) member resolutions authorizing the issuance of the guarantee, and (3) the incumbency of the officer authorized to execute this Agreement and the Indenture, setting forth the name and title and bearing the signatures of such officer.

3.3.7    Performance of Closing Actions. The Company shall have performed in all material respects all the covenants and agreements required to be performed by it at or before Closing, including its Closing Actions.

3.3.8    No Adverse Order. There shall be no injunction of any nature of any governmental authority of competent jurisdiction or any law that is in effect that restrains, prohibits or prevents the consummation of the transactions contemplated hereby, that directs that the transactions contemplated hereby not be consummated, or which has the effect of rendering it unlawful to consummate the transactions contemplated hereby.

3.4    Conditions Precedent to Obligations of the Company. The obligation of the Company to issue the applicable number of Securities to each Purchaser, as applicable, at the Closing shall be subject to each of the following conditions any of which conditions may be waived by the Company in its sole discretion:

3.4.1    Registration Rights Agreement. The Company shall have received an executed original copy of the Registration Rights Agreement duly executed by such Purchaser.

3.4.2    Performance of Closing Actions. Such Purchaser shall have performed in all material respects all the covenants and agreements required to be performed by it at or before Closing, including its Closing Actions.

3.4.3    Withholding Certificates. Such Purchaser shall at the Closing, and subsequently as requested by the Company, provide to the Company a duly completed and valid IRS Form W-9 or W-8 (of the type applicable to such Purchaser), as applicable, executed in its name or, if the Purchaser is a single-member entity that is disregarded for U.S. federal income tax purposes, the name of its single owner.

3.4.4    No Adverse Order. There shall be no injunction of any nature of any governmental authority of competent jurisdiction or any law that is in effect that explicitly restrains, prohibits or prevents the consummation of the transactions contemplated hereby, that directs that the transactions contemplated hereby not be consummated, or which has the effect of rendering it unlawful to consummate the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Public Filings (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such filings, and any other disclosures included therein to the extent they are predictive or forward-looking in nature, except for such statements that relate to the impact of the ongoing coronavirus pandemic), the Company hereby represents and warrants to the Purchasers as to itself and as to the Guarantor, and the Guarantor hereby represents and warrants to the Purchasers, as to itself, in each case, as of the date hereof that:

4.1    No Registration Required; Rule 144A Eligibility. Subject to compliance by the Purchasers with the representations and warranties set forth in Article 5 hereof, it is not necessary in connection with the offer, sale, issuance and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act. The Securities are not of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system. The Company is subject to the reporting requirements of Section 13 of the Exchange Act.

4.2    No Integration of Offerings or General Solicitation. None of the Company, its Affiliates or, to the knowledge of the Company, any person acting on its or any of their behalf has, directly or indirectly, sold, solicited any offer to buy or offered to sell, or will, directly or indirectly, sell, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security (as defined in the Securities Act) which is or would be integrated with the offering and sale of the

Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

4.3    Accurate Disclosure; Public Filings. (a) Each Public Filing did not, when filed, and the Public Filings, as amended or supplemented through the date hereof, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Public Filings, at the time they were filed with the SEC complied in all material respects with the requirements of the Exchange Act.

(b)    There are no contracts or other documents of a character that are required by the Act to be described in, or filed as an exhibit to, the Public Filings which are not described or filed as required. Each description of a contract, document or other agreement in the Public Filings accurately reflects in all material respects the terms of the contract, document or other agreement.

(c)    No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in Public Filings which is not so described.

4.4    The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor, and is a valid and binding agreement of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

4.5    Use of Proceeds. The Company shall use the proceeds from the offer and sale of the Securities pursuant to the terms this agreement to pay fees and expenses associated with the offering of the Securities and for general corporate purposes, which may include the repayment of borrowings outstanding under the Company’s Revolving Credit Facility.

4.6    The Securities. The Securities have been duly authorized, and, at the Closing Date, will have been duly executed and delivered by the Company, and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

4.7    The Indenture.    The Indenture (including the guarantee by the Guarantor) has been duly authorized and, at the Closing Date, will have been duly executed and delivered by each of the Company and the Guarantor, and will be a valid and binding agreement of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

4.8    Registration Rights Agreement; Registration Rights. The Registration Rights Agreement has been duly authorized and, at the Closing Date, will have been duly executed and delivered by the Company, and will be a valid and binding agreement of the Company, enforceable against the

Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. There are no persons with registration rights or other similar rights to have any securities registered for sale or sold by the Company under the Securities Act, other than those rights provided for in the Registration Rights Agreement.

4.9    The Underlying Securities. The number of shares of Class A Common Stock issuable upon conversion of the Securities (after giving effect to the maximum possible Accreted Principal Amount and including the number of additional shares of Class A Common Stock by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change (as defined in the Indenture) or after the Company has provided a Notice of Redemption (in each case, as such term is defined in the Indenture) have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and the issuance of such shares of Class A Common Stock will not be subject to any preemptive rights.

4.10    The Shares. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the outstanding shares of capital stock, or membership interests, as applicable of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for any such shares or membership interests pledged as collateral pursuant to the Amended and Restated Credit Agreement dated February 21, 2019 and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time) among Wayfair LLC, Wayfair Inc., each lender from time to time party thereto and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

4.11    No Material Changes. Neither the Company or any of its subsidiaries nor the Guarantor or any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Public Filings, any material loss or interference with the business of the Company and its subsidiaries, taken as a whole, or the Guarantor and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth or contemplated in the Public Filings; and there has not been any material change in the capital stock of the Company or the Guarantor (other than as a result of (A) the issuance by the Company of shares of Class A Common Stock or Class B Common Stock, par value $0.001 per share) upon the exercise of an option or warrant, the settlement of deferred units or restricted stock units or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the Public Filings, or (B) the grant or issuance of any shares of Class A Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock, in each case in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Public Filings or material change in the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or of the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Public Filings.

4.12    Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Public

Filings, or such as do not, individually or in the aggregate, have a material adverse effect on the general affairs, management, or the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole or of the Guarantor and its subsidiaries taken as a whole (a “Material Adverse Effect”) and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (B) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies), with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole.

4.13    Incorporation and Good Standing of the Company and the Guarantor. Each of the Company and the Guarantor (i) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Public Filings, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or be in good standing in any such jurisdiction; and each subsidiary of the Company has been duly organized and is validly existing as a business entity in good standing under the laws of its jurisdiction of incorporation or formation, except, in the case of this clause (ii), to the extent that failure to be in good standing would not result in a Material Adverse Effect.

4.14    No Manipulation. Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

4.15    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The issue and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof), the execution, delivery and compliance by the Company and the Guarantor with all of the provisions of the Securities, the Indenture, and this Agreement and the consummation of the transactions herein and therein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) will not violate (1) the provisions of the Certificate of Incorporation or By-laws of the Company or similar organizational documents of any of its subsidiaries or (2) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (a) or (b)(2) above, for conflicts, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities (including the related guarantee by the Guarantor or the issuance of the Underlying Securities upon conversion thereof) or the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, the Indenture or the Securities (including the related guarantee by the Guarantor), except such consents, approvals, authorizations, orders, registrations or qualifications as would not, individually or in the aggregate, have a Material Adverse Effect or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers.

4.16    No Violation. Neither the Company nor any of its subsidiaries is in violation of (A) its Certificate of Incorporation or By-laws or similar organizational documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (B), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

4.17     No Material Actions or Proceedings. Other than as set forth in the Public Filings, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

4.18    Company and Guarantor are Not an “Investment Company”. The Company and the Guarantor are not and, after giving effect to the transactions contemplated by the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

4.19    Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the SEC thereunder.

4.20    Internal Controls. (a) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(b)    Since the date of the latest audited financial statements prior to this Agreement, there has been no change in the Company’s internal control over financial reporting that has had a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect, the Company’s internal control over financial reporting.

4.21    Preparation of Financial Statements. The historical financial statements of the Company in the Public Filings present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

4.22    Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

4.23    XBRL. The interactive data in eXtensible Business Reporting Language included in Public Filings fairly presents the information called for in all material respects and has been prepared in accordance with the rules and guidelines of the SEC applicable thereto.

4.24    Intellectual Property Rights. Except as described in the Public Filings and where the failure of any of the following representations to be true would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all rights to patents, patent rights and patent applications, copyrights, trademarks, trademark registrations, service marks, trade names, Internet domain names, technology, confidential information, software and source code, social media identifiers or accounts, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary to, or used in connection with, the conduct of their business as currently conducted and in the manner set forth in the Public Filings (collectively, the “Company Intellectual Property”); (ii) to the Company’s knowledge, none of the Company Intellectual Property owned by the Company or its subsidiaries is invalid or unenforceable and neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability thereof from any third party or governmental authority and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them for the conduct of their business as currently conducted and in the manner set forth in the Public Filings; (iii) the Company and its subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) the Company is not aware of any Company Intellectual Property required to be described in the Public Filings which is not so described; and (iv) neither the Company nor any of its subsidiaries has received any notice of a claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its subsidiaries.

4.25    Insurance.    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Public Filings.

4.26    All Necessary Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have, individually or in the aggregate, a Material Adverse Effect, except as described in the Public Filings.

4.27    Third-Party Data. The statistical and market-related data contained in the Public Filings are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they were derived.

4.28    Compliance with Applicable Laws. (a) Except as described in Public Filings, the Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable federal, state and local laws and regulations, except where the failure to so comply or conform would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

4.29    Anti-Bribery Laws. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company or any of its subsidiaries, including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has, while acting on behalf of the Company or any of its subsidiaries, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) taken any action that would result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the Bribery Act of 2010 of the United Kingdom; and the Company has instituted and maintains policies and procedures reasonably designed to ensure compliance therewith in all material respects.

4.30    OFAC. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries, is currently subject to or the target of any sanctions administered or enforced by the U.S. government including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority (collectively “Sanctions”), nor is the Company or any of its subsidiaries organized in or a resident of a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds from the sale of the Securities by the Company, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of (i) financing or facilitating the financing of the activities of or business with any person, or in any country or territory, that, at the time of such financing, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

4.31    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.32    Privacy Laws. The Company and its subsidiaries have complied, and are presently in compliance, with their privacy policies, their other third-party obligations and all applicable laws and regulations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

4.33    Absence of Labor Dispute. No material labor dispute with the employees of the Company exists, or to the knowledge of the Company, is imminent.

4.34    Compliance with Environmental Laws. The Company and each of its subsidiaries (i) is in compliance with all, and has not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) has not received notice of any actual or alleged violation of Environmental Laws or of any potential liability for or other obligation under or relating to any Environmental Law, including concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in such notice, except where the failure to comply with such Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party; the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries anticipates incurring material capital expenditures relating to Environmental Laws.

4.35    Tax Compliance. Except as described in the Public Filings, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or except as currently being contested in good faith and for which reserves, if required by GAAP, have been created in the financial statements of the Company) and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which remains unpaid and has had (nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which remains unpaid and could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

4.36    ERISA Compliance. (A) Each employee benefit plan, within the meaning of Section 3(3) of ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to have a Material Adverse Effect; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or

Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to have a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) for each Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, the fair market value of the assets of each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has, or could reasonably be expected to have, a Material Adverse Effect; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan in the ordinary course without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

4.37     IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, to the best of the Company’s knowledge. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data and including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them) (“Personal Data”) used in connection with their businesses. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the best of the Company’s knowledge there have been no breaches, violations, compromises, outages or unauthorized uses of or accesses to the IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person (including governmental or regulatory authorities), and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems or Personal Data.

4.38    Brokers. Except for Goldman Sachs & Co. LLC (“Goldman Sachs”), there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

4.39    Solvency. Each of the Company and the Guarantor are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

5.1    Representations and Warranties of Purchaser. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

5.1.1    Organization, Authority and Power. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into this Agreement, to consummate each of the transactions and undertakings contemplated hereby, and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and consummation of each of the transactions and undertakings contemplated hereby and thereby have been duly authorized by all requisite action on its part under such Purchaser’s constituent or governing documents and applicable law.

5.1.2     Valid and Binding Obligations. This Agreement has been duly and validly executed and delivered, and is enforceable against such Purchaser in accordance with the terms thereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

5.1.3    Securities Law Matters. Such Purchaser hereby acknowledges that the offer and sale of the Securities and the Underlying Securities to such Purchaser are being made as a private placement pursuant to Section 4(a)(2) of the Securities Act and are not being registered under the Securities Act. Such Purchaser hereby acknowledges that neither the offer and sale of the Securities nor the offer and sale of the Underlying Securities have been registered under the Securities Act, or registered or qualified under any state securities laws, and the Securities and the Underlying Securities cannot be resold without registration thereunder or exemption therefrom. Such Purchaser is an “accredited investor,” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and will acquire the Securities and Underlying Securities for its own account, not as a nominee or agent, and not with a view to a sale or distribution thereof in violation of the Securities Act, any applicable state “blue sky” laws or any other applicable securities laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities or the Underlying Securities. Such Purchaser is an Institutional Account as defined in FINRA Rule 4512(c). Such Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Securities and Underlying Securities, is purchasing the Securities with a full understanding of all of the terms, conditions and risks thereof, and at the Closing will bear and have the ability to bear the economic risk of this investment for an indefinite period of time, including, but not limited to, loss of such Purchaser’s entire investment therein. Such Purchaser has carefully reviewed any disclosure documents used in the offering of the Securities and has been furnished with all other materials that it considers relevant to an investment in the Securities, has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the terms and conditions of an investment in the Securities, and no statement or printed material which is contrary to the disclosure documents has been made or given to the Purchaser by or on behalf of the Company. Such Purchaser understands and agrees to the terms and conditions under which the Securities and the Underlying Securities are being offered.

5.1.4    Reliance Upon Purchaser’s Representations. Such Purchaser understands and acknowledges that: (a) neither the Securities nor the Underlying Securities have been registered under the Securities Act; and (b) its representations and warranties contained herein are being relied upon by the Company as a basis for exemption of the sale of the Securities under the Securities Act. If any of the representations made by the Purchaser in connection with its purchase of Securities are no longer accurate, such Purchaser will promptly notify the Company.

5.1.5    Exculpation. Such Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by Goldman Sachs, any of its affiliates or any it’s or their control persons, officers, directors or employees, in making its investment or decision to invest in the Company.

5.1.6    Placement Agent. Such Purchaser hereby acknowledges and agrees that (a) Goldman Sachs is acting solely as placement agent in connection with the Transactions and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Company or any other person or entity in connection with the Transactions, (b) Goldman Sachs has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transactions, (c) Goldman Sachs will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or Transactions, and (d) Goldman Sachs shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the Transactions.

ARTICLE 6

ADDITIONAL COVENANTS

6.1    No Integration. The Company agrees that it will not and will cause its Affiliates not to sell, offer for sale or solicit offers to buy any security of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such sale, offer for sale or solicitation of an offer to buy would render invalid (for the purpose of the sale of the Securities by the Company to the Purchasers) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or otherwise.

6.2    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Securities and the Class A Common Stock.

6.3    Available Securities of Class A Common Stock. The Company will reserve and keep available at all times, free of preemptive or other similar rights or contractual encumbrances (except for any preemptive rights held by the Purchasers), the full number of Underlying Securities.

6.4    No Restricted Resales. During the period from the Closing Date until one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) that it controls at such time, to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, except for Securities purchased by the Company or any such affiliates and resold in a transaction registered under the Securities Act.

6.5    Regulatory Filings. The Company and the Purchasers shall, as promptly as reasonably practicable after a good faith request from the Purchasers (which, for the avoidance of doubt, shall include an explanation by any Purchaser of its determination that a filing subject to this Section 6.5 is required), (i) make or cause their Affiliates to make any required filings with the U.S. Federal Trade Commission (“FTC”), Department of Justice (“DOJ”) and any other governmental entity required under the HSR Act with respect to the potential issuance of the Underlying Securities in a conversion and any sale of such Underlying Securities following a conversion (each, a “HSR Event”), (ii) make or cause their Affiliates to make any filing or notice required under any other antitrust or competition law or other law or regulation agreed by the parties to be applicable to a HSR Event, (iii) provide any supplemental information requested in connection with the HSR Act or such other antitrust, competition or other laws or regulations as promptly as practicable after such request is made; provided the Purchasers shall not be obligated to make any disclosures in violation of their obligations to their investors; and (iv) use their reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all governmental entities that may be or become necessary in connection with a HSR Event; provided that nothing in this Section 6.5 shall require, or be construed to require, the Purchasers or any of their Affiliates to agree to (x) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of the Purchasers or any of their Affiliates; (y) any material conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; or (z) any material modification or waiver of the terms and conditions of this Agreement; provided, further, that the Company and the Purchasers shall take the foregoing actions to cause the clearance under the HSR Act or such other applicable law to be re-obtained or extended, as applicable, without restriction until all of the Securities have been converted into the Underlying Securities. The Company and each Purchaser shall, and shall cause its Affiliates to, furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act or such other applicable law or which is otherwise requested by the FTC or DOJ or other governmental entity and shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and DOJ or other governmental entity. Each Purchaser shall pay for all filing fees of filings for the benefit of such Purchaser incurred pursuant to this Section 6.5.

6.6     Board Rights.

6.6.1 Each of GHEP VII Aggregator, L.P. (“GHP”) and CBEP Investments, LLC (“CB”), individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the GHP and CB, individually and not jointly, that, for so long as (a) GHP, together with its Affiliates, continues to own at least fifty percent (50%) of the Securities (or after a conversion, the applicable Underlying Securities) issued pursuant to this Agreement to GHP, then GHP shall have the right to designate one person for election to the Company’s Board of Directors (a “GHP Board Designee”), and (b) CB, together with its Affiliates, continues to own at least fifty percent (50%) of the Securities (or after a conversion, the applicable Underlying Securities) issued pursuant to this Agreement to CB, then CB shall have the right to designate one person for election to the Company’s Board of Directors (a “CB Board Designee” and each of the GHP Board Designee and the CB Board Designee, a “Board Designee”); provided, however, that in each case such Board Designee shall (x) be qualified and suitable to serve as a member of the Board of Directors under applicable legal and regulatory requirements, and (y) unless waived by the Board of Directors, meet the independence requirements of the NYSE or the applicable requirements of any other stock exchange, with respect to the Company; provided that in each case such board seat, covenants and agreements contemplated by this Agreement (and payments made pursuant hereto) and ownership of any Securities by the CB, GHP or any of their Affiliates shall not be considered for the purpose of the application of such independence requirements; and provided, further, that in each case any proposed Board Designee shall make himself or herself reasonably available for interviews, consent to such reference and background checks or other investigations and provide such information (including information necessary to determine the nominee’s independence status under various requirements and institutional investor guidelines as well as information necessary to determine any disclosure obligations of the Company) as the Board of Directors or its Nominating and Governance Committee may reasonably request. At least one of the two Board Designees shall be entitled to sit on each committee of the Board of Directors, to the extent such appointment would not cause the Company to be in non-compliance with any applicable listing standards of the NYSE or other applicable exchange. For the avoidance of doubt, (a) the GHP and CB ownership thresholds set forth above in this Section 6.6.1 shall only include the Securities (or after a conversion, the applicable Underlying Securities) and in no event shall include any other securities currently owned or subsequently acquired by GHP, CB or their respective Affiliates and (b) if at any time either GHP and its Affiliates or CB and its Affiliates do not satisfy the ownership thresholds set forth above in this Section 6.6.1, the rights set forth in this Section 6.6.1 with respect to GHP or CB, as applicable, shall cease and the acquisition of additional securities of the Company shall not impact or otherwise reinstate any such rights. If CB or GHP designates a Board Designee in accordance with Section 6.6.1, then the Company shall nominate such Board Designee for election as a director or for re-election as a director. In the event that the CB Board Designee ceases to be a member of the Board of Directors, CB may select another person as a nominee for Board Designee to fill the vacancy created thereby and, subject to the requirements in Section 6.6.1, such nominee shall become the CB Board Designee and shall be appointed to fill such vacancy. In the event that any GHP Board Designee ceases to be a member of the Board of Directors, GHP may select another person as a nominee for GHP Board Designee to fill the vacancy created thereby and, subject to the requirements in Section 6.6.1, such nominee shall become such GHP Board Designee and shall be appointed to fill such vacancy.

6.6.2    At any time that a CB Board Designee or GHP Board Designee, as applicable has been elected as a member of the Board of Directors in accordance with this Section 6.6, the Company agrees to have in effect, at the expense of the Company, a director and officer liability insurance policy for the benefit of the Company and such representative to the same extent as the Company provides such insurance covering the other members of the Board of Directors. Promptly upon the receipt of an invoice therefor, the Company shall reimburse the applicable Board Designee (or the employer of such Board Designee, if applicable) for the reasonable, documented out-of-pocket costs and expenses of such Board Designee in attending meetings of the Board of Directors and/or any committee thereof; provided that any such reimbursement pursuant to this Section 6.6.2 shall be subject to the Company’s travel and expense policies and in conformity with the documented out-of-pocket costs and expense of other members of the Board of Directors.

6.6.3    Each of CB and GHP shall cause its Board Designee to comply with all Company policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board of Directors, including the Company’s standards of conduct, securities trading policies, director confidentiality policies and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board of Directors or its committees.

6.7     DTC. If the Securities are not eligible to be delivered through DTC, the Company shall use its best efforts to make the Securities eligible to trade through DTC as soon as practicable following the date hereof.

6.8    Debt Incurrence.

6.8.1    The Company agrees that, for so long as GHP and CB, together with their respective Affiliates, collectively own at least fifty percent (50%) of the Securities issued pursuant to this Agreement to GHP and CB, the Company and its subsidiaries shall not issue any Equity-Linked Securities unless such Equity-Linked Security (i) does not rank senior to the Securities with respect to rights to repayment of principal or payment of interest or premium, including as a result of upstream guarantees (it being understood that a guarantee by the Guarantor of such Equity-Linked Security that ranks pari passu with the guarantee by the Guarantor of the Securities will be permissible), pledges of securities or intangibles as collateral, or security interests on assets or properties, unless such securities, intangibles, assets or properties also secure the Securities or the Guarantor’s guarantee of the Securities, and (ii) does not have a stated maturity prior to, and has no scheduled amortization or principal payments or require any mandatory redemptions or payments of principal (other than customary payments upon a change of control or fundamental change) prior to, the date that is at least 180 days after the Maturity Date (as such term is defined in the Indenture) of the Securities; provided that in the event that GHP and CB, together with their respective Affiliates, collectively cease to own fifty percent (50%) or more of the Securities issued pursuant to this Agreement to GHP and CB, the provisions of this Section 6.8 shall cease to apply. “Equity-Linked Securities” means (a) a debt security issued by the Company which is convertible into equity interests of the Company or its subsidiaries (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such equity interests) or (b) a debt security that is issued in specific conjunction with (e.g., as a collective unit or stapled, irrespective of whether such instruments are separable by the holders thereof) call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for equity interests of the Company or its subsidiaries and/or cash (in an amount determined by reference to the price of such equity interests), in each case including, without limitation, any negative pledges, guarantees, debts, liens or leases entered into in connection therewith. For the avoidance of doubt, (a) the GHP and CB ownership thresholds set forth above in this Section 6.8 shall only include the Securities (or after a conversion, the applicable Underlying Securities) and in no event shall include any other securities currently owned or subsequently acquired by GHP, CB or their Affiliates and (b) if at any time GHP, CB and their Affiliates do not satisfy the ownership thresholds set forth above in this Section 6.8, the rights set forth in this Section 6.8 with respect to GHP and CB shall cease and the acquisition of additional securities of the Company shall not impact or otherwise reinstate any such rights.

6.8.2    Each of GHP or CB, as applicable, shall promptly notify the Company in writing if it ceases to own 50% of the Securities (and Underlying Securities, if any) issued pursuant to this Agreement; provided that the obligation to notify the Company shall terminate once notice is delivered to the Company that the ownership level no longer is applicable.

6.8.3    Upon request, each of GHP and CB shall promptly provide the Company in writing with details of its ownership of Securities (and Underlying Securities, if any), as well as any other information as may be reasonably requested by the Company in order to confirm the each of GHP’s and CB’s rights pursuant to this Agreement.

6.9    Indemnification.

6.9.1    Each Purchaser, its Affiliates and their respective officers, directors, members, employees, managers, general partners and agents (each, an “Indemnitee”) shall be indemnified to the fullest extent permitted by law by the Company for any and all Losses to which such Indemnitees may become subject as a result of, arising in connection with, or relating to any actual or threatened claim, suit, action, arbitration, cause of action, complaint, allegation, criminal prosecution, investigation, inquiry, demand letter, or proceeding, whether at law or at equity, direct or derivative and whether public or private, before or by any Governmental Entity, any arbitrator or other tribunal (each, an “Action”) by any third party (including, without limitation, any stockholder of the Company or any regulator and regardless of whether such Action is against an Indemnitee) related to any act or omission by any member of the Board of Directors or the management of the Company related to (x) approving the entry into this Agreement or the Indenture or the issuance of the Securities, or (y) entering into this Agreement or the Indenture or issuing the Securities; provided, that the Company will not be liable to indemnify any Indemnitee for any such Losses to the extent that such Losses (i) have resulted from a Purchaser’s breach of this Agreement or (iii) have resulted from an Indemnitee’s willful misconduct or fraud in connection with the Transactions. The Parties agree, for the avoidance of doubt, that this Section 6.9 shall not apply to any matter for which indemnification is otherwise provided for in the Registration Rights Agreement.

6.9.2    Each Indemnitee shall give the Company prompt written notice (an “Indemnification Notice”) of any Action it has actual knowledge of that might give rise to losses for which an Indemnitee would reasonably be likely to be entitled to indemnification under this Section 6.9, which notice shall set forth a description of those elements of such Action of which such Indemnitee has knowledge and promptly deliver to the Company any complaints such Action or other documents provided to such Indemnitee in connection with; provided, that any delay or failure to give such Indemnification Notice shall not affect the indemnification obligations of the Company hereunder except to the extent the Company is materially prejudiced by such delay or failure.

6.9.3    The Company shall have the right, exercisable by written notice to the applicable Indemnitee(s) within thirty (30) days of receipt of the applicable Indemnification Notice, to select counsel to defend and control the defense of any third party claim set forth in such Indemnification Notice and the Company shall pay all fees and expenses of such counsel; provided, that the Company shall not be entitled to so select counsel or control the defense of any claim to the extent that (i) such claim seeks primarily non-monetary or injunctive relief against the Indemnitee or alleges any violation of criminal law, (ii) the Company does not, subsequent to its assumption of such defense in accordance with this clause (c), conduct the defense of such claim in good faith, (iii) any of the Indemnitees reasonably determines upon the advice of counsel that representation of all such Indemnitees by the same counsel would be prohibited by applicable codes of professional conduct, or (iv) in the event that, based on the reasonable advice of counsel for the applicable Indemnitee(s), there are one or more material defenses available to the applicable Indemnitee(s) that are not available to other defendants. If the Company does not assume the defense of any third party claim in accordance with this clause (c), the applicable Indemnitee(s) may continue to defend such claim at the sole cost of the Company and the Company may still participate in, but not control, the defense of such third party claim at the Company’s sole cost and expense. In no event shall the Company, in connection with any Action or separate but substantially similar Actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees chosen by the Purchasers, and one separate firm of local counsel, in addition to regular counsel, to the extent required in order to effectively defend the Action.

6.9.4    No Indemnitee shall consent to a settlement of, or the entry of any judgment arising from, any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 6.9, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the applicable Indemnitee(s), the Company, in the defense of any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 6.9, shall not consent to the entry of any judgment or enter into any settlement that (i) provides for injunctive or other nonmonetary relief affecting any Indemnitee, (ii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each such Indemnitee(s) of an unconditional release of such Indemnitee(s) from all liability with respect to such Action or (iii) imposes any material burden on Indemnitee not fully indemnified hereunder. In any such third party claim where the Company has assumed control of the defense thereof pursuant to clause (c), the Company shall keep the applicable Indemnitee(s) reasonably informed as to the status of such claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such Indemnitee (s) copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such Indemnitee(s) and their respective counsels to confer with the Company and its counsel with respect to the conduct of the defense thereof, and permit such Indemnitee(s) and their respective counsel(s) a reasonable opportunity to review all legal papers to be submitted prior to their submission; provided that the Company shall not be obligated to provide materials, documents or information the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between the Company and its counsel or violate applicable law. Nothing in this Section 6.9.4 shall in any way limit, affect or otherwise modify an Indemnitee’s rights to indemnification under the Company’s certificate of incorporation, by-laws, any applicable policies of the Company or its subsidiaries or any other agreement between the Indemnitee and the Company or its subsidiaries.

6.10    Compliance with NYSE Rule 312.03(b).

6.10.1    If by 12:00 AM EDT on April 10, 2020, the request by the NYSE under Section 19(b)(1) of the Exchange Act for an immediately effective waiver through June 20, 2020 of the shareholder approval requirements set forth in Section 312.03(b) of the NYSE Listed Company Manual (“Rule 312.03(b)”), as published by the NYSE on Friday, April 3, 2020 (the “Waiver Request”), has not been approved by the SEC and the requested waiver is not effective, the Company shall, to the extent that Rule 312.03(b) requires stockholder approval of the sale of the Securities to the Purchasers, file as soon as reasonably practicable with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the transactions contemplated by this agreement (as amended or supplemented from time to time, the “Information Statement”) and shall use commercially reasonable efforts to have the Information Statement cleared by the SEC promptly. Each of the Company and the Purchasers shall furnish all information concerning such party to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement. The Company shall promptly notify the Purchasers upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Information Statement and shall provide the Purchasers with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. The Company shall use commercially reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement. Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide the Purchasers and their respective counsel a reasonable opportunity to review and comment on such document or response and (ii) shall include in the Information Statement all changes reasonably requested by the Purchasers and their respective counsel.

6.10.2    The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and use commercially reasonable best efforts to ensure that none of the information included or incorporated by reference in the Information Statement will, at the date the Information Statement is filed with the SEC or mailed to the stockholders of the Company, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Information Statement based on information supplied in writing by or on behalf of the Purchasers specifically for inclusion or incorporation by reference therein. If, at any time prior to the date that is twenty (20) days after the Information Statement is first mailed to the Company’s stockholders, any information relating to the Company, the Purchasers or any of their respective Affiliates, officers or directors should be discovered by the Company or the Purchasers which is required to be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed by the Company as soon as practicable with the SEC and, to the extent required by applicable law, disseminated by the Company as soon as practicable to the stockholders of the Company.

6.10.3    The Company shall use commercially reasonable best efforts to cause the Information Statement to be (i) filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act and (ii) mailed to the stockholders of the Company, in each case as promptly as practicable after, and in any event within two (2) days after, the latest of (A) confirmation from the SEC that it has no further comments on the Information Statement, (ii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (iii) expiration of the ten (10) day period after filing in the event the SEC does not review the Information Statement.

6.11    Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction that may result in a Purchaser, or its Affiliates and/or its Board Designee being deemed to have made a disposition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if a Board Designee is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six months (i) the Board of Directors will pre-approve such disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting such Purchaser’s, its Affiliates’ and its Board Designee’s interests (to the extent the Purchaser or its Affiliates may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Company Class A Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition by a Purchaser, such Purchaser’s Affiliates, and/or such Purchaser’s Board Designee of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Purchaser or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer, then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of such Purchaser’s, its Affiliates’ and its Board Designee’s (for the Purchaser and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

6.12    Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the Parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the transactions contemplated by this Agreement, as soon as practicable, including such actions or things as any other Party hereto may reasonably request in order to cause any of the conditions to such other Party’s obligation to consummate the Transactions.

ARTICLE 7

TERMINATION

7.1    Termination. This Agreement may be terminated at any time prior to the Closing, only in the following manner:

(a)    By mutual written agreement of the Company and the Purchasers; or

(b)    By the Company upon written notice to the Purchasers or, solely, with respect to the sale of the Securities to be purchased by it, by any Purchaser upon written notice to the Company if the Closing shall not have occurred sixty (60) days after the signing of this agreement; provided, that such date may be extended by written notice by the Company or (solely with respect to the sale of the Securities to be purchased by it) any Purchaser, as the case may be, for a period not to exceed an additional thirty

(30) days, if the reason for such extension is the failure to satisfy one or more conditions to the applicable Closing and such Purchaser or the Company, as the case may be, reasonably believes that condition(s) to such Closing can be satisfied by the new termination deadline. Notwithstanding the foregoing, termination under this provision shall not be available to the requesting Party if the applicable Closing has not occurred solely by reason of any breach by such requesting Party under this Agreement.

7.2    Effect of Termination. In the event of any termination of this Agreement pursuant to Section 7.1, upon the effectiveness of such termination, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchasers (or the applicable Purchaser, as the case may be), or their respective Affiliates, with respect to this Agreement, except (a) for the terms of this Section 7.2 and Article 8 , which shall survive the termination of this Agreement, and (b) that nothing in this Section 7.2 shall relieve any party hereto from liability or damages incurred or suffered by any other party resulting from any intentional (x) breach of any representation or warranty of such first party or (y) failure of such first party to perform a covenant thereof. As used in the foregoing sentence, “intentional” shall mean an act or omission by such party which such party actually knew, or reasonably should have known, would constitute a breach of this Agreement by such party.

ARTICLE 8

MISCELLANEOUS

8.1    Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by electronic mail, facsimile, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to the other Party at the address set forth below:

(a)	If to the Company, to it at:

Wayfair Inc.

4 Copley Place, 7th Floor

Boston, Massachusetts 02116

with a copy to:

Goodwin Procter LLP

100 Northern Avenue, Boston, Massachusetts 02210

Attention: Michael Minahan

If to the Guarantor, to it at:

Wayfair LLC

4 Copley Place, 7th Floor

Boston, Massachusetts 02116with a copy to:

Goodwin Procter LLP

100 Northern Avenue, Boston, Massachusetts 02210

Attention: Michael Minahan

(b)	If to the Purchasers:

To GHEP VII Aggregator, L.P., at:

c/o Great Hill Partners

200 Clarendon St, 29th floor

Boston, MA 02116

Attention: Michael Kumin and Peter Garran

Email: mkumin@greathillpartners.com and

            pgarran@greathillpartners.com

To CBEP Investments, LLC, at:

CBEP Investments, LLC

200 Clarendon Street

54th Floor

Boston, MA 02116

Attention: Michael W. Choe, Joshua N. Beer

Email: mchoe@charlesbank.com;jbeer@charlesbank.com

To The Spruce House Partnership LLC, at:

c/o Spruce House Management LLC

435 Hudson St #802

New York, NY 10014

Attention: Thomas Walker, Chief Financial Officer

Email: tom@sprucehousecapital.com

in each case, with a copy to:

Sidley Austin LLP

60 State Street

Boston, MA 02109

Attention: Robert Mandell, Michael Schiavone & Alexander Temel.

Email: rmandell@sidley.com; mschiavone@sidley.com; and atemel@sidley.com

and

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Thomas Danielski

Email: thomas.danielski@ropesgray.com

Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Any notice delivered electronically shall only be deemed to be duly given pursuant to this Agreement if such notice is also be sent not later than the following Business Day via overnight courier service or next day certified mail (receipt requested) to the applicable address specified in the preceding sentence.

8.2    Survival. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part at or after the Closing (which shall survive the Closing), shall terminate as of the Closing (or the earlier termination of this Agreement), provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before such termination. Except for the representations and warranties contained in Sections 4.2, 4.4, 4.6, 4.7, 4.9, 4.10 and 4.13 and the representations and warranties contained in Article 5, which shall survive the Closing indefinitely, the representations and warranties made herein shall survive for six (6) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

8.3    Entire Agreement; Amendments. This Agreement and any ancillary agreements among the Parties delivered in connection herewith constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, of the Parties with respect to the subject matter hereof. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. This Agreement may be amended, waived or modified only by a written instrument executed by the Parties.

8.4    Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the Parties and their respective successors and permitted assigns. Neither this Agreement, nor any right hereunder, may be assigned by any Party without the prior written consent of the other Party; except that consent shall not be required for an assignment by Purchaser to any Affiliate of Purchaser, provided that Purchaser shall provide written notice to the Company of any such assignment.

8.5    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Company agrees that any suit or proceeding arising in respect of this Agreement engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

8.6    Jury Trial. The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

8.7    Expenses, Etc. The Purchasers shall not bear any of the expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby. The Company shall bear all of the Purchaser’s expenses incurred in connection with this Agreement and the transactions contemplated hereby.

8.8    Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.

8.9    Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

8.10    Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, electronic or PDF signature, each of which shall constitute an original but all of which, taken together, shall constitute but one agreement.

8.11    No Waiver. Any failure of a Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provision.

8.12    Damages Waiver; Specific Performance. No Party shall be liable for any special, punitive, exemplary, indirect or incidental damages or any other damages that were not reasonably foreseeable. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction

8.13    Reliance by Goldman Sachs. Goldman Sachs, acting as financial advisor to the Company may rely on each representation and warranty of the Company in this Agreement and on each representation and warranty of the Purchasers made under Sections 5.1.3, 5.1.5 and 5.1.6 hereof, in each case with the same force and effect as if such representation or warranty were made directly to Goldman Sachs. Goldman Sachs will be a third-party beneficiary of this Agreement to the extent provided in this Section 8.13.

IN WITNESS WHEREOF, the Purchasers, the Company and the Guarantor have caused this Agreement to be duly executed and delivered.

WAYFAIR INC.

By:	/s/ Michael Fleisher
Name:	Michael Fleisher
Title:	Chief Financial Officer

WAYFAIR LLC

By:	/s/ Michael Fleisher
Name:	Michael Fleisher
Title:	Chief Financial Officer

[Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers, the Company and the Guarantor have caused this Agreement to be duly executed and delivered.

PURCHASERS:

GHEP VII AGGREGATOR, L.P.

By:	/s/ Michael Kumin
Name:	Michael Kumin
Title:	Authorized Signatory

[Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers, the Company and the Guarantor have caused this Agreement to be duly executed and delivered.

CBEP INVESTMENTS, LLC

By:	/s/ Michael Choe
Name:	Michael Choe
Title:	Managing Director and Chief Executive Officer

[Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers, the Company and the Guarantor have caused this Agreement to be duly executed and delivered.

THE SPRUCE HOUSE PARTNERSHIP LLC

By:	/s/ Benjamin Stein
Name:	Benjamin Stein
Title:	Managing Partner

[Purchase Agreement]

SCHEDULE I

PURCHASERS

Name of Purchaser	Aggregate Principal Amount of Securities to be Purchased	Applicable Purchase Price
GHEP VII Aggregator, L.P., a Delaware limited partnership	$250,000,000.00	$250,000,000.00
CBEP Investments, LLC, a Delaware limited liability company	$250,000,000.00	$250,000,000.00
The Spruce House Partnership LLC, a Delaware limited liability company	$35,000,000.00	$35,000,000.00

EXHIBIT A

FORM OF INDENTURE

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF OPINION OF GOODWIN PROCTER LLP